EXHIBIT 10.2

                           PREMIUM RECOVERIES, INC.
                               SERVICE AGREEMENT


This Agreement is entered into by and between Premium Recoveries, Inc., located at 308 West Seventh Street, Suite A, Georgetown, Texas 78626, (hereafter the "Agency") and Saratoga Holdings I, Inc., located at 301 Congress Ave., Suite 1550, Austin, Texas 78701, (hereinafter the "Client"). In consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Transfer of Accounts. Client shall, during the term of this agreement, transfer certain accounts receivable (the "Accounts") to the Agency for collection. Client agrees not to transfer any such Account(s) to any other collection agency while the Account is in Agency's possession. Referral of Accounts shall be at the Client's sole discretion.

2. Collection Efforts. Agency shall use reasonable efforts to effect the collection of said Accounts referred to it by the Client. Agency agrees that it shall comply will all provisions of the Fair Debt Collection Practices Act (FDCPA) and all applicable state statutes.

3. Direct Payments. Client shall immediately notify Agency of all direct payments made to them on all referred Accounts. Client understands and agrees that full commissions are due and payable to Agency on such direct payments. Client further agrees to indemnify Agency as detailed in paragraph 15 below for all losses caused by Client not reporting any such direct payments.

4. Escrow Account. All funds collected by Agency on behalf of Client shall be deposited in Agency's escrow account. Client authorizes Agency to endorse negotiable instruments made payable to Client for purposes of depositing funds in said account. Any interest earned on funds shall be retained by Agency.

5. Client Payments. Agency shall remit monies collected on the referred Accounts during the preceding month, less commissions and associated expenses, no later than the 15th of the following month. Agency will provide Client with a statement summary detailing the collections for each period. Each party shall maintain true and correct records pertaining to the Accounts which are the subject of this agreement, and each party shall have the right to audit sufficient to verify the accounting of all funds, and the accuracy and appropriateness of all charges.

6. Documentation Requirements. Client acknowledges that in connection with the collection of delinquent consumer debts, the FDCPA requires that the Agency provide the consumer with verification of the underlying obligation if that request is made to the Agency, in writing, by the consumer within 30 days of our initial communication with the consumer. The law prohibits Agency from collecting on any obligation once a verification request is made to the Agency from the consumer, until such time as said verification has been mailed by the Agency to the consumer. Client acknowledges that in any situation in which it does not provide Agency with the requested verification, Agency can no longer legally attempt to collect the debt.

            [ X ] Client agrees to designate Agency as its agent to assist in obtaining Documentation from the originator on the Accounts. In this event, any costs of obtaining said documentation from the originator, not to exceed $7.50 per Account, shall be reimbursed by the Client to the Agency. Such reimbursement shall be made from collection proceeds on a monthly basis.

7. Skip Tracing. Agency, in the general course of its operations, provides initial skip tracing of the Accounts, in order to locate the debtor for whom a current address is not available. Client understands and agrees that this process shall be limited to an automated review of certain national databases.

            [ X ] Client agrees that in the event that certain accounts require additional and more advanced skip-tracing in order to locate the debtor, Client will reimburse Agency for the cost of such activities, not to exceed $3.00 per account. Such reimbursement shall be made from collection proceeds on a monthly basis.

8. Account Returns. Agency shall return, at no charge, any account placed in error.

9. Term of Agreement. This agreement shall be for an initial term of ______ months from the date of execution of this agreement. After the initial term, this agreement shall continue on a month to month basis. After the initial term, this agreement may be terminated by either party upon thirty
      (30) days written notice to the other. Notice of termination shall be sent by certified or registered mail, and by facsimile. Payment arrangements, promises to pay, and legal accounts placed with the Agency prior to the effective date of the termination will be retained by the Agency for further collection, until ultimate resolution of the account.

10. Credit Bureau Reporting. Client hereby authorizes Agency, at its sole discretion, to report to credit reporting bureaus all assigned account information provided under this agreement. Client agrees not to report to such credit reporting bureaus any collection account information authorized to be reported by the Agency.

11. Settlements. Agency shall not initiate legal action nor accept settlement on an account without prior written authorization of the Client. Legal action will be brought in the Client's name where applicable. Authorization by client for legal action will be on a claim by claim basis. Client agrees to advance all court costs associated with the filing of legal action on an account, and agrees that it will be reimbursed such costs if recovered from the debtor.

12. Base Settlement Authority. Without prior notification on an individual account basis, Client agrees to authorize Agency to settle any account placed for a percentage of the outstanding balance equal to fifty percent or greater.

13. Commissions. In consideration for the collection efforts of the Agency, a commission shall be retained by Agency of thirty percent of the monies collected from first placement efforts, and thirty percent of the monies collected from accounts authorized for legal collection efforts.

14. Agency's Indemnification. Agency shall hold harmless and indemnify Client from any and all liability, claim, demand, litigation, damages, or legal fees resulting from any actions taken by Agency with regard to the collection of accounts during the term of this agreement.

15. Client's Indemnification. Client shall hold harmless and indemnify Agency from any and all liability, claim, demand, litigation, damages, or legal fees resulting from any actions taken by Client with regard to the collection of accounts prior to the date of this agreement. Client hereby states that the information provided to Agency is true and correct to the best of their knowledge and control, and shall hold harmless and indemnify Agency from any and all liability, claim, demand, litigation, damages, or legal fees resulting from the inaccuracy of such information.

16. Binding Agreement. This Agreement shall be binding upon both parties, their heirs, executors, successors, or assigns. If any term, provision, or condition of this Agreement shall be held invalid, void or unenforceable, the remainder herein shall survive and remain in full force and effect. The parties agree that any claim or action brought concerning this Agreement shall be brought in Williamson County, Texas, and agree to forebear from filing a claim in any other jurisdiction. This Agreement shall be governed by the laws of the State of Texas. In any litigation arising under the terms of this Agreement, the prevailing party shall be entitled to reasonable legal fees and expenses in addition to any amount of the judgment.

By signing below, Client represents and warrants that they have read and understand this Agreement.

EXECUTED and effective this 12th day of November, 1998.

Client:                       Agency:
Saratoga Holdings I, Inc.     Premium Recoveries, Inc.

By:   /s/THOMAS F. COOKE            By:   /s/RANDALL B. JOHNSON
      Thomas F. Cooke, CEO          Randall B. Johnson, Vice President

                                   EXHIBIT C


                          ASSIGNMENT AND BILL OF SALE


The Premium Group (the "Seller"), has entered into a Purchase Agreement dated November 12, 1998, (the "Agreement") for the sale of certain accounts receivable described in the Purchase Agreement so dated, with Saratoga Holdings I, Inc. (the "Buyer"), upon the terms and conditions set forth in the Agreement.

Now, therefore, for good and valuable consideration, Seller hereby sells, assigns, and transfers to Buyer, its successor and assigns, all of the Seller's rights, title, and interest in each and every one of the accounts described in the Agreement.

Buyer and Seller agree that the Purchase Price shall be as stated in "Exhibit B", the Closing Statement of the Agreement.

In witness thereof, Seller has assigned and delivered this instrument on the 12th day of November, 1998.


The Premium Group



By:   /s/RANDALL B. JOHNSON
      Randall B. Johnson, Managing Partner